POWER OF ATTORNEY

The undersigned, as a Section 16 reporting person of
AVI BioPharma, Inc. (the Company), hereby constitutes
and appoints each of Michael Jacobsen and Wilson
Sonsini Goodrich & Rosati, P.C. the undersigneds true
and lawful attorney in fact to:
1.	complete and execute Forms ID, 3,4 and 5 and
other forms and all amendments thereto as such attorney
in fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the
Securities Exchange Act of 1934 (as amended) and the
rules and regulations promulgated thereunder, or any
successor laws and regulations, as a consequence of
the undersigneds ownership, acquisition
or disposition of securities of the Company; and
2.	do all acts necessary in order to file such forms
with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney in fact shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorney in fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that each foregoing attorney in fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended).
This Power of Attorney revokes any previously executed powers of attorney and shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and each foregoing attorney in fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of April, 2012.

Signature	/s/ Edward M. Kaye
	        Edward M. Kaye